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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-38024, No. 333-69723, No. 033-09133, No. 033-65439, No. 033-78910, No.
033-52088, and No. 033-19772 of Del Global Technologies Corp. each on Form S-8, in Registration Statement No. 333-113866 of Del Global Technologies Corp. on Form S-1 and Registration Statement No. 333-38042 of Del Global Technologies Corp. on Form S-3 of our report dated October 28, 2004, appearing in this Annual Report on Form 10-K of Del Global Technologies Corp. for the fiscal year ended July 30, 2005.

DELOITTE AND TOUCHE, LLP

New York, New York

October 31, 2005